UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 26, 2017

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)At its meeting on October 25, 2017, the Board of Supervisors (“Board”) of Suburban Propane Partners, L.P. (the “Partnership”), acting on the recommendation of Michael A. Stivala, the Partnership’s President and Chief Executive Officer, promoted, effective immediately, Steven C. Boyd, 53, currently the Partnership’s Senior Vice President – Operations, to Chief Operating Officer.  Concurrently, the Board promoted Daniel S. Bloomstein, currently the Partnership’s Controller, to Vice President and Controller and Michael Schueler, currently the Partnership’s Managing Director – Product Supply, to Vice President – Product Supply.

Mr. Boyd joined a predecessor of the Partnership in 1986 and since then has served in a number of management positions of increasing responsibility until he was named Senior Vice President – Operations in September 2015.  In recognition of the increased responsibilities associated with his promotion, the Compensation Committee of the Board (the “Committee”) set Mr. Boyd’s annual base salary, for the Partnership’s 2018 fiscal year, at $365,000 (increased from $330,000).  He will continue to participate in the Partnership’s Incentive Compensation Plan, with a bonus target remaining at 80% of his base salary for the 2018 fiscal year.  In connection with his promotion, the Committee also approved the grant to Mr. Boyd, effective on November 15, 2017, of an award of restricted units under the Partnership’s 2009 Restricted Unit Plan (the “Plan”), having a market value of $675,000 (the number of restricted units will be calculated by dividing said market value by the average of the closing prices, on the New York Stock Exchange, of one Common Unit of the Partnership for the 20 trading days prior to the effective date of grant).  Mr. Boyd remains eligible to participate in the Partnership’s other benefit plans.

Under the terms of the Plan, the restricted units granted to Mr. Boyd will vest over time, with 33.33% of the restricted units vesting at the end of each of the first three anniversaries of the grant date.  Upon vesting, restricted units are automatically converted into Common Units of the Partnership.

There are no transactions, since the beginning of the Partnership’s last fiscal year (September 25, 2016), or any currently proposed transaction, in which the Partnership was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Boyd, or any of his respective immediate family members, had or will have a direct or indirect material interest, other than the compensation and benefits, described above, to be paid to Mr. Boyd in connection with his employment by the Partnership.

A copy of the Partnership’s Press Release announcing the foregoing promotions, dated October 26, 2017, has been furnished as Exhibit 99.1 to this Current Report.

Item 9.01Financial Statements and Exhibits

(d)      Exhibits.

99.1	Press Release of Suburban Propane Partners, L.P. dated October 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ PAUL ABEL
Name:	Paul Abel
Title:	Senior Vice President, General Counsel & Secretary

Date: October 26, 2017

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